SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2015

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2015, Dycom Industries, Inc. (“Dycom”) and certain of its subsidiaries amended (the “Second Amendment”) its existing credit agreement (as so amended, the “Amended Credit Agreement”) with the lenders named therein and Bank of America, N.A., as Administrative Agent.

The Second Amendment, among other things (i) permits Dycom to issue unsecured Convertible Bond Indebtedness (as defined in the Second Amendment), (ii) permits Dycom to enter in certain transactions related to such Convertible Bond Indebtedness, (iii) increases the size of certain negative covenant “basket” carve-outs, and (iv) raises the threshold for certain events of default when the Senior Subordinated Notes (as defined in the Amended Credit Agreement) are no longer outstanding.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 10.1 to this Current Report of Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 10, 2015, Dycom issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), regarding the pricing of $420.0 million aggregate principal amount of convertible senior notes through a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act, plus up to $65.0 million in aggregate principal amount of additional notes at the option of the initial purchasers to cover over-allotments.

In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K is not an offer to sell securities.

Item 9.01.	Exhibits.

(d) Exhibits.

10.1
Second Amendment to Credit Agreement, dated as of September 9, 2015, among Dycom, as the Borrower, the subsidiaries of Dycom identified therein, certain lenders and Bank of America, N.A., as Administrative Agent.

99.1	Press release dated September 10, 2015 by Dycom Industries, Inc. announcing the pricing of convertible senior notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   September 10, 2015

DYCOM INDUSTRIES, INC. (Registrant)

By:	/s/ Richard B. Vilsoet
	Name:	Richard B. Vilsoet
	Title:	Vice President, General Counsel and Corporate Secretary